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                                                                   EXHIBIT 28(J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 108 to File No. 33-70742; Amendment No. 110 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 18, 2011, with respect to the LVIP Protected Profile 2010 Fund (formerly the LVIP Wilshire 2010 Profile Fund), LVIP Protected Profile 2020 Fund (formerly the LVIP Wilshire 2020 Profile Fund), LVIP Protected Profile 2030 Fund (formerly the LVIP Wilshire 2030 Profile Fund), and LVIP Protected Profile 2040 Fund (formerly the LVIP Wilshire 2040 Profile Fund), included in the 2010 Annual Reports to shareholders.

                                                           /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 18, 2011